Exhibit 10.1

AMENDMENT AND WAIVER AGREEMENT

AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is made as of the 29th day of May 2008, by and among Narrowstep Inc., a Delaware corporation (the “Company”), and the holders set forth on the signature pages affixed hereto (each a “Consenting Holder” and, collectively, the “Consenting Holders”).

Recitals

A.           In August 2007, the Company issued warrants (the “Warrants”) to acquire up to an aggregate of 22,726,400 shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”) at an exercise price of $0.50 per share (subject to adjustment as provided therein) (the “Exercise Price”).

B.           The Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Onstream Media Corporation (“Onstream”), Onstream Merger Corp. (“Merger Sub”) and the Stockholders Representative named therein, pursuant to which Onstream will acquire the Company through a merger of Merger Sub with and into the Company (the “Merger”).  In the Merger, each share of Common Stock will be converted into a fraction of a share of common stock, par value $0.001 per share (“Onstream Common Stock”) and a Contingent Value Right (both as defined in the Merger Agreement) (the “Merger Consideration”).  Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein.

C.           Pursuant to the Merger Agreement, Onstream will assume the Company’s obligations under the Warrants upon the effectiveness of the Merger.

D.           Onstream has requested that the Consenting Holders, on behalf of themselves and all other holders of the Warrants, consent to certain amendments and waivers of the terms of the Warrants in the event that the Merger is consummated.

E.           In order to induce Onstream to enter into the Merger Agreement, the Consenting Holders desire to consent to such amendments and waivers effective upon the effective time of the Merger.

F.           Pursuant to Section 10(b) of the Warrants, the Required Holders (as defined therein) have the right to amend or waive any term or condition of the Warrants on behalf of all of the holders of the Warrants.

G.           The Consenting Holders constitute the Required Holders.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, the parties hereto hereby agree as follows:

1.           Notwithstanding anything contained in the Warrants to the contrary, effective upon the effectiveness of the Merger, the Warrants shall be amended so that, immediately after giving effect to the Merger, the Warrants shall be exercisable on a cash exercise basis only for an aggregate of (i) 1,000,000 shares of Onstream Common Stock (the “Warrant Shares”) and (ii) a number of Contingent Value Rights that would have been issued pursuant to the Merger Agreement and the Warrants without giving effect to the amendment contained in this paragraph 1, at an Exercise Price of $3.50 per share (subject to adjustment as provided in the Warrants except for Section 11(e) which is waived per item 2 below); provided, however, that no Contingent Value Rights shall be issuable in the event of an exercise of the Warrants after the Final Exercise Date (as such term is defined in the CVR Agreement).  In no event shall a holder of Warrants have the right to receive the Merger Consideration upon the exercise of the Warrants following the Merger.  The Warrant Shares and Contingent Value Rights issuable upon the exercise of the Warrants shall be allocated among the holders of the Warrants on a pro rata basis.

2.           Each Consenting Holder, on behalf of itself and every other holder of Warrants, hereby irrevocably and forever waives its rights pursuant to Section 11(e) of the Warrants, such waiver to be effective only upon the effectiveness of the Merger.

In addition, each Consenting Holder, on behalf of itself and every other holder of Warrants, hereby irrevocably and forever waives its rights pursuant to Article 3.12 (Variable Rate Transactions; Additional Registration Statements) of the August 8, 2007 Stock Purchase Agreement, such waiver to be effective only upon the effectiveness of the Merger.

3.           Promptly following the effective time of the Merger, the Company shall cause Onstream to issue replacement Warrants reflecting the amendments and waivers contained herein upon surrender of the original Warrants by the holders thereof.

4.           Except as expressly provided herein, the Warrants shall continue to be in full force and effect.

5.           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

6.           This Agreement may be executed in counterparts, each of which shall be deemed and original and all of which together has constituted one and the same instrument.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by the undersigned, thereunto authorized, as of the date first set forth above.

NARROWSTEP INC.

By:	/s/ Lisa VanPatten
Name:	Lisa VanPatten
Title:	Chief Financial Officer

RENAISSANCE US GROWTH INVESTMENT TRUST
PLC

By: RENN Capital Group, Inc.
Its Investment Manager

	By:	/s/ Russell Cleveland
	Name:	Russell Cleveland
	Title:	President

Warrants: 4,000,000

RENAISSANCE CAPITAL GROWTH & INCOME
FUND III, INC.

	By:	/s/ Russell Cleveland
	Name:	Russell Cleveland
	Title:	President

Warrants: 2,000,000

US SPECIAL OPPORTUNITIES TRUST PLC

By: RENN Capital Group, Inc.
Its Investment Manager

	By:	/s/ Russell Cleveland
	Name:	Russell Cleveland
	Title:	President

Warrants: 2,000,000

PREMIER RENN US EMERGING GROWTH FUND
LIMITED

By: RENN Capital Group, Inc.
Its Investment Manager

	By:	/s/ Russell Cleveland
	Name:	Russell Cleveland
	Title:	President

Warrants: 1,000,000

/s/ David C. McCourt
	Name:	David C. McCourt

Warrants: 2,000,000

LEWIS OPPORTUNITY FUND LP

	By:	/s/ W. Austin Lewis IV
	Name:	W. Austin Lewis IV
	Title:	General Partner

Warrants: 1,556,000

LAM OPPORTUNITY LTD

	By:	/s/ W. Austin Lewis IV
	Name:	W. Austin Lewis IV
	Title:	Authorized Signatory

Warrants: 454,000